Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey M. Ettinger, Jody H. Feragen, James N. Sheehan, and Brian D. Johnson and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of deferred compensation obligations of Hormel Foods Corporation pursuant to the Hormel Foods Corporation Executive Deferred Income Plan II, and to file the same, with all exhibits and other documents with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue of this Power of Attorney.

Signature	Title	Date

/s/ Jeffrey M. Ettinger	Chairman of the Board, President, and	September 23, 2013
Jeffrey M. Ettinger	Chief Executive Officer (Principal Executive Officer)

/s/ Jody H. Feragen	Executive Vice President, Chief Financial	September 23, 2013
Jody H. Feragen	Officer and Director (Principal Financial Officer)

/s/ James N. Sheehan	Vice President and Controller	September 23, 2013
James N. Sheehan	(Principal Accounting Officer)

/s/ Terrell K. Crews	Director	September 23, 2013
Terrell K. Crews

/s/ Glenn S. Forbes, M.D.	Director	September 23, 2013
Glenn S. Forbes, M.D.

/s/ Stephen M. Lacy	Director	September 23, 2013
Stephen M. Lacy

/s/ Susan I. Marvin	Director	September 23, 2013
Susan I. Marvin

/s/ John L. Morrison	Director	September 23, 2013
John L. Morrison

/s/ Elsa A. Murano, Ph.D.	Director	September 23, 2013
Elsa A. Murano, Ph.D.

/s/ Robert C. Nakasone	Director	September 23, 2013
Robert C. Nakasone

/s/ Susan K. Nestegard	Director	September 23, 2013
Susan K. Nestegard

/s/ Dakota A. Pippins	Director	September 23, 2013
Dakota A. Pippins

/s/ Christopher J. Policinski	Director	September 23, 2013
Christopher J. Policinski